QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

AQUILA, INC.

LETTER TO CLIENTS

Offer of Premium Upon
Conversion of up to an Aggregate of 13,800,000
Premium Income Equity SecuritiesSM ("PIESSM") (CUSIP 03840P 40 9)
Pursuant to the Premium Offer Prospectus dated June 2, 2005

THE PREMIUM OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 6, 2005 (THE "EXPIRATION DATE"), UNLESS THE PREMIUM OFFER IS EXTENDED OR EARLIER TERMINATED.

PIES TENDERED IN THE PREMIUM OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED). IN ADDITION, YOU MAY WITHDRAW ANY TENDERED PIES AFTER JULY 29, 2005, IF THE COMPANY HAS NOT ACCEPTED THEM FOR CONVERSION.

To Our Clients:

        We are enclosing a premium offer prospectus, dated June 2, 2005 (the "Premium Offer Prospectus"), of Aquila, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Company to deliver a premium to holders of PIES, payable in shares of the Company's common stock, for each PIES validly tendered for conversion and accepted (the "Premium Offer"), upon the terms and subject to the conditions set forth in the Premium Offer Prospectus and the Letter of Transmittal. The premium will be in addition to the 8.0386 shares of the Company's common stock per PIES you will receive in accordance with the terms of the PIES upon exercise of your optional conversion right. The additional number of shares of the Company's common stock that you will receive as a premium will be fixed after 5:00 p.m. New York City time on Friday, July 1, 2005, pursuant to the pricing formula set forth in the Premium Offer Prospectus, and announced prior to the opening of trading on Tuesday, July 5, 2005. The Premium Offer Ratio will be subject to a maximum of 9.8039 shares of common stock per PIES. Certain terms used but not defined herein have the meanings ascribed to them in the Premium Offer Prospectus.

        The Premium Offer is subject to certain conditions. See the section of the Premium Offer Prospectus entitled "The Premium Offer—Conditions to the Premium Offer."

        We are the holder of your PIES through our account with the Depository Trust Company ("DTC"). A tender of such PIES can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender PIES held by us for your account.

        We request instructions as to whether you wish to tender any or all of the PIES held by us through our DTC account pursuant to the terms and conditions set forth in the Premium Offer Prospectus and the Letter of Transmittal.

        We urge you to read the Premium Offer Prospectus and the Letter of Transmittal carefully before instructing us to tender your PIES. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR PIES PRIOR TO THE EXPIRATION DATE.

"Premium Income Equity Securities" and "PIES" are service marks of Lehman Brothers Inc.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

To the Participant of The Depository Trust Company:

        The undersigned hereby acknowledges receipt of the premium offer prospectus, dated June 2, 2005 (the "Premium Offer Prospectus"), of Aquila, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Company to deliver a premium to holders of PIES, payable in shares of the Company's common stock, for each PIES validly tendered for conversion and accepted (the "Premium Offer"), upon the terms and subject to the conditions set forth in the Premium Offer Prospectus and the Letter of Transmittal. The premium will be in addition to the 8.0386 shares of the Company's common stock into which each PIES will convert in accordance with the terms of the PIES upon exercise of the optional conversion right. The additional number of shares of the Company's common stock that PIES holders will receive as a premium will be fixed after 5:00 p.m. New York City time on Friday July 1, 2005, pursuant to the pricing formula set forth in the Premium Offer Prospectus, and announced prior to the opening of trading on Tuesday, July 5, 2005. The Premium Offer Ratio will be subject to a maximum of 9.8039 shares of common stock per PIES. Certain terms used but not defined herein have the meanings ascribed to them in the Premium Offer Prospectus.

        This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the Premium Offer.

        The number of PIES held by you through your account with The Depository Trust Company ("DTC") for the account of the undersigned is (fill in amount):                          PIES.

        With respect to the Premium Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following PIES held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Premium Offer Prospectus and the Letter of Transmittal (insert number of PIES to be tendered, if any): PIES.*

The number of shares of the Company's common stock that the undersigned will beneficially own immediately prior to the conversion of the tendered PIES, excluding shares issued on converted PIES is (insert number of shares common stock): shares of common stock.
The number of PIES beneficially owned by the undersigned that are held by Participants otherthan you, which the undersigned is tendering for conversion (insert number of PIES): PIES.
☐	Not to tender any PIES held by you for the account of the undersigned.

        The undersigned represents that either (i) upon the conversion of the PIES tendered pursuant to the Premium Offer, the undersigned will not beneficially own in excess of 9.9% of the aggregate number of shares of the Company's common stock outstanding immediately after giving effect to such conversion or (ii) these instructions set forth (a) the number of shares of common stock that the undersigned will beneficially own at the time of the conversion of the tendered PIES, excluding shares issued on converted PIES, (b) the number of PIES the Participant is instructed to tender hereby, and (c) the number of PIES being tendered through other Participants, and that the undersigned is requesting that the Company does not accept for conversion any PIES to the extent upon conversion of such PIES the undersigned's beneficial ownership of the Company's common stock will exceed 9.9% of the aggregate number of shares of the Company's common stock outstanding following the premium offer.

*
Unless otherwise indicated, the entire number of PIES indicated above as held by the Participant for the account of the undersigned will be tendered.

2

SIGN HERE

Name(s) of beneficial owner(s):
Signature(s):
Name(s):
(Please Print)
Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date:

3

QuickLinks

AQUILA, INC. LETTER TO CLIENTS Offer of Premium Upon Conversion of up to an Aggregate of 13,800,000 Premium Income Equity SecuritiesSM ("PIESSM") (CUSIP 03840P 40 9) Pursuant to the Premium Offer Prospectus dated June 2, 2005
INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT
SIGN HERE